EXHIBIT 4

NINTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

     THIS NINTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), effective as of June 10, 2008, is made by and between: U.S. BANK NATIONAL ASSOCIATION, a national banking association, formerly known as Firstar Bank, N. A., successor by merger to Firstar Bank Missouri, National Association, formerly known as Mercantile Bank National Association (“U.S. Bank”), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, formerly known as First Union National Bank (“Wachovia”), and FIFTH THIRD BANK, a Michigan banking corporation (“Fifth Third”; and collectively with U.S. Bank and Wachovia referred to herein as the “Banks”); U.S. BANK NATIONAL ASSOCIATION, a national banking association, formerly known as Firstar Bank, N.A., a national banking association, successor by merger to Firstar Bank Missouri, National Association, formerly known as Mercantile Bank National Association, in its capacity as agent for the Banks (in such capacity, “Agent”); and SHOE CARNIVAL, INC., an Indiana corporation (“Borrower”).

WITNESSETH:

     WHEREAS, the Banks, Agent and Borrower are parties to the Amended and Restated Credit Agreement dated as of April 16, 1999, as amended by the First Amendment to Amended and Restated Credit Agreement dated as of March 24, 2000, the Second Amendment to Amended and Restated Credit Agreement dated as of November 8, 2000, the Third Amendment to Amended and Restated Credit Agreement dated as of March 18, 2002, the Fourth Amendment to Amended and Restated Credit Agreement dated as of March 12, 2003, the Fifth Amendment to Amended and Restated Credit Agreement dated as of April 5, 2004, the Sixth Amendment to Amended and Restated Credit Agreement dated as of April 5, 2005, the Seventh Amendment to Amended and Restated Credit Agreement dated as of March 31, 2006, the Eighth Amendment to Amended and Restated Credit Agreement dated as of December 15, 2006 (as amended, the “Agreement”);

     WHEREAS, Banks, Agent and Borrower wish to further amend the Agreement and to make certain revisions to the Agreement as hereinafter set forth;

     NOW, THEREFORE, in order to effect such amendments and in consideration of the premises herein set forth, Borrower, Agent and Banks agree as follows:

     1. The definitions of “Commitment” and “Notes” set forth in Section 1.01 of the Agreement are deleted and replaced with the following:

     ““Commitment” means Ninety Five Million Dollars ($95,000,000.00), and with respect to each Bank, the amount specified as such Bank’s Commitment and set forth opposite the name of such Bank on the signature page attached to the Ninth Amendment to Amended and Restated Credit Agreement and Notes dated June 10, 2008.”

     ““Notes” mean the amended and restated promissory notes of Borrower in the form of Exhibits A, B, and C attached to the Ninth Amendment to Amended and Restated Credit Agreement and Notes dated June 10, 2008, evidencing the obligation of Borrower to repay the Loans and amounts outstanding under any Reimbursement Agreements.”

     2. The Note of Borrower payable to the order of U.S. Bank shall hereafter be amended and restated in the form of that Note attached to this Amendment as Exhibit A and incorporated herein by reference. The Note of Borrower payable to the order of Wachovia shall hereafter be amended and restated in the form of that Note attached to this Amendment as Exhibit B and incorporated herein by reference. The Note of Borrower payable to the order of Fifth Third shall hereafter be amended and restated in the form of that Note attached to this Amendment as Exhibit C and incorporated herein by reference.

     3. Borrower hereby represents and warrants to Agent and to Banks that:

(a) The execution, delivery and performance by Borrower of this Amendment are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and require no action by or in respect of, or filing with, any governmental or regulatory body, agency or official. The execution, delivery and performance by Borrower of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, and Borrower is not now in default under or in violation of, the terms of the Articles of Incorporation or Bylaws of Borrower, any applicable law, any rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory agency or instrumentality, or any agreement or instrument to which Borrower is a party or by which it is bound or to which it is subject;

(b) This Amendment has been duly executed and delivered and constitutes the legal, valid and binding obligation of Borrower enforceable in accordance with its terms; and

(c) As of the date hereof, all of the covenants, representations and warranties of Borrower set forth in the Agreement are true and correct and no “Event of Default” (as defined therein) under or within the meaning of the Agreement, as hereby amended, has occurred and is continuing.

     4. The Agreement, as hereby amended, is and shall remain the binding obligation of Borrower, and except to the extent amended by this Amendment, all of the terms, provisions, conditions, agreements, covenants, representations, warranties and powers contained in the Agreement shall be and remain in full force and effect and the same are hereby ratified and confirmed. This Amendment amends the Agreement and is not a novation thereof.

     5. All references in the Agreement to “this Agreement” and any other references of similar import shall henceforth mean the Agreement as amended by this Amendment.

     6. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign, transfer or delegate any of its rights or obligations hereunder.

     7. This Amendment is made solely for the benefit of Borrower, Agent and Banks as set forth herein, and is not intended to be relied upon or enforced by any other person or entity.

     8. Notice Required by Section 432.047 R.S. Mo. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

     9. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Missouri.

     10. In the event of any inconsistency or conflict between this Amendment and the Agreement, the terms, provisions and conditions of this Amendment shall govern and control.

     11. Notwithstanding any provision contained in this Amendment to the contrary, this Amendment shall not be effective unless and until Agent shall have received the following, all in form and substance acceptable to Agent:

(a) this Amendment, duly executed by Borrower, Banks, and Agent;

(b) the Notes (in the form attached hereto as Exhibits A, B, and C), duly executed by Borrower;

(c) the Secretary’s Certificate and Resolutions which evidence the approval of this Amendment, duly certified by the Secretary of Borrower;

(d) a Certificate of Good Standing for Borrower, issued by the Indiana Secretary of State, or other proof of current good standing acceptable to Agent; and

(e) such other documents and information as reasonably requested by Agent or Banks.

     IN WITNESS WHEREOF the parties hereto have executed this Amendment as of the day and year first above written.

(SIGNATURES ON FOLLOWING PAGE)

SIGNATURE PAGE-
NINTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

Borrower:

SHOE CARNIVAL, INC.

	By:	/s/ W. Kerry Jackson
W. Kerry Jackson, Executive Vice President,
Chief Financial Officer and Treasurer

Commitment:	U.S. BANK NATIONAL ASSOCIATION
$32,571,425.00 (34.28571%)
	By:	/s/ Karen Meyer, Vice President
Karen Meyer, Vice President

U.S. BANK NATIONAL ASSOCIATION, as Agent

	By:	/s/ Karen Meyer, Vice President
Karen Meyer, Vice President

Commitment:	WACHOVIA BANK, NATIONAL ASSOCIATION
$32,571,425.00 (34.28571%)
	By:	/s/ Charles Kauffman, Senior Vice President
Charles Kauffman, Senior Vice President

Commitment:	FIFTH THIRD BANK
$29,857,150.00 (31.42857%)
	By:	/s/ Dwight Hamilton, Senior Vice President
Dwight Hamilton, Senior Vice President